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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 2004 (except for Note 1, as to which the date is February 10, 2005) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-120792) and related Prospectus of LHC Group, Inc. for the registration of 4,000,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP
New Orleans, Louisiana
February 10, 2005